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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of ICO, Inc. of our report dated June 13, 1995, on our audits of the consolidated financial statements of Wedco Technology Inc. as of March 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts" in such Joint Proxy Statement/Prospectus.

COOPERS AND LYBRAND L.L.P.

Princeton, New Jersey
February 6, 1996